                                                              FORM 10-QSB




     UNIVERSAL FRANCHISE OPPORTUNITIES CORP. AND SUBSIDIARIES

                          EXHIBIT 11(b)
         SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                                           For the three months ended
                                                                   September 30,
                                                           -----------------------------
                                                          1995                 1994
                                                          ----                 ----

               PRIMARY
               -------
               Income (loss) from continuing
                 operations                          ($   309,816)         ($  649,635)


               Income (loss) from discontinued
                 operations                                  -             $     8,460
                                                      -----------          -----------

               Net income (loss)                     ($   309,816)        ($   641,175)
                                                      ===========          ===========


               Weighted average number of common
                 shares outstanding during the
                 period                                 2,812,980            2,812,980
                                                      ===========          ===========

               Primary income (loss) per common
                 share-continuing operations         ($      0.11)         ($     0.23)


               Primary income (loss) per common
                 share-discontinued operations        $     -               $     0.00
                                                      -----------            ---------

               Primary income (loss) per common
                 share                               ($      0.11)         ($     0.23)
                                                      ===========           ==========